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                                                                 Exhibit 10.32


                        SUSAN TARBE EMPLOYMENT AGREEMENT



This Employment Agreement ("Agreement") is made and entered into as of the 23rd day of August, 1996 by and between CONTINUCARE CORPORATION, a Florida corporation (the "Company") and SUSAN TARBE (the "Employee").

RECITALS

       A. The Board of Directors of the Company (the "Board") believes that the Employee can contribute to the growth and success of the Company, and desires to assure the Company of the Employee's employment and to compensate her therefor.

       B. the Board has determined that this Agreement will reinforce and encourage the Employee's attention and dedication to the Company.

       C. The Employee is willing to make her services available to the Company on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.    EMPLOYMENT

       1.1 GENERAL. The Company hereby agrees to employ the Employee, and the employee hereby agrees to serve the Company on the terms and conditions set forth herein.

       1.2 DUTIES OF EMPLOYEE. During the term of this Agreement, the employee shall serve as Executive Vice President, General Counsel, and shall diligently perform all services as may be assigned to her by the C.E.O., and shall exercise such power and authority as may from time to time be delegated to her by the Board. The Employee shall devote substantially all of her business time and attention to the business and affairs of the Company, render such services to the best of her ability, and use her best efforts to promote the interests of the Company.
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       2.     TERM. Except as otherwise provided in Section 5 hereof, the term of this Agreement shall commence on September 23, 1996 and shall terminate at the end of the Term ("Term"). The Term shall be a three-year period commencing September 23, 1996 and ending on September 22, 1999.

       3.     COMPENSATION

              3.1 BASE SALARY. The Employee shall receive a base salary at the annual rate of One Hundred Thirty Thousand Dollars ($130,000) (the "Base Salary") during the Term of this Agreement, with such base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

              3.2 BONUS. The Employee shall receive a bonus (the "Bonus") equal t at least 10% of the Base Salary, which amount shall be payable in equal quarterly installments over the one-year period following the date hereof. The Employee shall also be eligible to receive an additional bonus in an amount determined by the majority vote of all members of the Company's Board of Directors, based upon the Company's operating results, financial condition, prospects and intended utilization of earnings, if any.

              3.3 COST-OF-LIVING INCREASE. Commencing August 23, 1997, and each Anniversary Date thereafter during the term, the Base Salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index (All Items Less Shelter), Urban Wage Earnings and Clerical Workers for the Miami Florida area published by the United States government (the "Index") for the immediately preceding calendar year exceeds such Index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics. The employee shall also be eligible to receive an additional annual increase in salary in an amount determined by the CEO of the Company.

              3.4 STOCK OPTION. The Employee shall receive a warrant of 100,000 shares of the Company at a price of $5.00 per share, which represents 90.0% of the fair market value of the stock of the Company at the time of the offer. On august 19, 1996 the closing price of Zanart on Nasdaq was $6.00. The warrant shall vest gradually over a 5-year period at a rate of 20% a year.

              3.5 CHANGE OF CONTROL. Upon a change of control in the Company, the Employee shall be entitled to an acceleration of the remainder of the Employee's


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                     Agreement and the automatic vesting of the total warrant
                     of 100,000 shares of the Company.

       4.     EXPENSE REIMBURSEMENT AND OTHER BENEFITS

              4.1 OTHER REIMBURSABLE EXPENSES. During the term of the Employee's employment hereunder, the Company, upon the submission of proper substantiation by the employee, shall reimburse the Employee for all other reasonable expenses actually and necessarily paid or incurred by the Employee in the course of and pursuant to the business of the Company, including annual Florida bar and American Bar Association dues and continuing legal education courses necessary to maintain licensure with the Florida Bar.

              4.2 OTHER BENEFITS. The Employee and her immediate family shall be entitled to participate in all medical and hospitalization, group life insurance, and any and all other plans as are presently and hereinafter provided by the Company to its executives. The Employee shall also be entitled to three weeks vacation in accordance with the Company's prevailing policy for its executives, with any additional vacation time to be determined by the CEO.

              4.3 WORKING FACILITIES. The Company shall furnish the Employee with an office, secretarial help and such other facilities and services suitable to her position and adequate for the performance of her duties hereunder.

              4.4 AUTOMOBILE ALLOWANCE. The Employee shall be entitled to an automobile allowance of $400 per month, which amount is intended to compensate Employee for wear and tear and other expenses incurred by Employee by reason of the use of Employee's automobile for Company business from time to time.

       5.     TERMINATION

              5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Employee, to terminate the employee's employment hereunder for "Cause" (as hereinafter defined). For purposes of this Agreement, the term "Cause" shall mean (I) the willful failure or refusal of the employee to perform material duties or render material services assigned to her from time to time by the CEO or the Board (except during reasonable vacation periods or sick leave) , (ii) the conviction of the employee of a falony, (iii) the association, directly or indirectly, of the employee for her profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes with the Company in any material way, excluding purchases of stock by the Employee not to exceed 5% of any publicly held company which so competes, (iv) the disclosing or using of any material trade secret or confidential information of the Company at any time by the Employee, except
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                     as required in connection with her duties to the Company,
                     or (v) the intentional breach by the employee of her fiduciary duty to the Company as defined by applicable law. Upon any termination pursuant to this Section 5.1, the Employee shall be entitled to be paid her Base Salary to the date of termination and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

              5.2 DISABILITY. The Company shall at all times have the right, upon written notice to the Employee, to terminate the Employee's employment hereunder if the employee shall, as the result of mental or physical incapacity, illness or disability, become unable to perform her duties hereunder for in excess of ninety (90) days in any 12-month period so long as the Company is in compliance with applicable law. Upon any termination pursuant to this Section 5.2, the Company shall pay to the employee any unpaid amounts of her base Salary accrued through the effective date of termination and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and an additional amount to be determined by the majority vote of the Board of Directors in their discretion, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

              5.3 DEATH. In the event of the death of the Employee during the term of her employment hereunder, the Company shall pay to the estate of the deceased Employee any unpaid amounts of her Base Salary accrued through the effective date of her death and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the employee's death, subject, however, to the provisions of Section 4.1). In the event of the death of the Employee on Company business, the Board of Directors may consider payment of an amount determined by a majority of the Board to the estate of the Employee.

              5.4 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the employee's employment hereunder by written notice to the employee; provided, however, that the Company shall continue to pay to the Employee the Base Salary for the balance of the Agreement per Section 2 following the effective date of termination specified in such notice in accordance with the Company's normal payroll policies and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof. In addition, the stock option as described in Section 3.4 shall vest immediately and in the full amount of 100,000 shares. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses
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                     incurred prior to the date of termination, subject,
                     however, to the provisions of Section 4.1).

              5.5 RESIGNATION BY EMPLOYEE. The Employee shall at all times have the right, upon 180 days' written notice to the Company, to terminate the Employee's employment hereunder. Upon any termination pursuant to this Section 5.5, the Employee shall be entitled to be paid her Base Salary to the date of termination and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

              5.6 CHANGE OF CONTROL. Upon a change of control in the Company, upon 60 days notice, the warrant described in
                     Section 3.4 shall vest immediately in the amount of 100,000 shares. Change of control will also include any termination of Charles M. Fernandez in his position of Chairman and CEO of the Company, or the sale of more than 50% of Mr. Fernandez' holding in the Company.

       6.     RESTRICTIVE COVENANTS

              6.1 NON-COMPETITION. While employed by the Company and for a period of ninety (90) days following the termination of the Emp0loyee's employment hereunder (other than a termination without cause, as contemplated by Section 5.4 hereof), the Employee shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation, or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant, or otherwise) that directly or indirectly engages primarily in the outpatient psychiatric healthcare business (the "Business") in competition with the Company and/or its "affiliates" (as such term is defined in rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended) or otherwise similar to the business of the Company and its affiliates in Florida or in any other state in which the Company and/or its affiliates are conducting business at the time of termination or separation.

              6.2 NONDISCLOSURE. Employee shall not divulge, communicate, sue to the detriment of the Company or any affiliate or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company or any affiliate. Any confidential information or data now known or hereafter acquired by the employee with respect to the business of the Company or any affiliate (which shall include but not be limited to information concerning the Company's or any affiliates' financial condition, prospects, patients, sources, and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the
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                     employee in confidence and as a fiduciary, and the
                     employee shall remain a fiduciary to the Company with respect to all such information except for information which is in the public domain and any and all information or documents requested by legal process, that is, by subpoena, with the employee to provide sufficient notification to the Company upon receipt of such legal process.

              6.3 NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. While employed by the Company, and for a period of three years (except that the period with respect to the prohibition in Clause
                     (ii) hereof shall be one year if Employee's employment is terminated pursuant to Section 5.4 hereof) following the date her employment is terminated hereunder, the employee shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity, (I) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (ii) call on or solicit any of the actual or targeted patients of the Company, nor shall the Employee make known the names and addresses of such patients.

              6.4 BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the employee's employment hereunder or on the Company's request at any time.

       7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the employee recognizes and hereby acknowledges that the company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the employee or any of her affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

       8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

       9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings, and arrangement, both oral and


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              written, between the Employee and the Company (or any of its affiliates, including, without limitation, Continucare Corporation) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Employee.

       10. NOTICES. Any notice required or permitted to be given hereunder shall be deemed given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at their respective address set forth in the Purchase Agreement or to such other address as either party hereto may from time to time give notice of to the other.

       11. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representative, legal representatives, successors and, where applicable, assigns, including without limitation any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise; provided, however, that the Employee shall not delegate her employment obligations hereunder, or any portion thereof, to any other person.

       12. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections has not be inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

       13. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

       14. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or her breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or for the injunction of any action constituting a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

       15. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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       16.    NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this
              Agreement is intended, nor shall be construed to confer upon or give any person other than the Company, the Employee and their respective heirs, personal representatives, legal representatives, successors and assigns, as applicable, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                     CONTINUCARE CORPORATION



                                     By:         /s/ Charles M. Fernandez
                                        ----------------------------------------
                                                     Charles M. Fernandez
                                                     C.E.O.


                                                 /s/ Susan Tarbe
                                        ----------------------------------------
                                                     Susan Tarbe